EXHIBIT 99.1

Media Contact:	Investor Contact:
David Schull or Wendy Lau	Andreas Marathovouniotis
Russo Partners	Russo Partners
212-845-4271	212-845-4253
David.Schull@russopartnersllc.com	Andreas.Marathis@russopartnersllc.com

Wendy.Lau@russopartnersllc.com

Alfacell Announces Receipt of NASDAQ Panel Decision

SOMERSET, N.J., Jan. 5, 2009 – Alfacell Corporation (NASDAQ: ACEL) today announced that it received notification on January 2, 2009 that the NASDAQ Listing Qualifications Panel has determined to delist the Company’s securities from The NASDAQ Stock Market, effective with the open of business on Tuesday, January 6, 2009. The delisting is the result of the Company’s non-compliance with the $35 million market value of listed securities requirement and its alternatives for continued listing on The NASDAQ Capital Market.

The Company has been advised that its securities are immediately eligible for quotation in the Pink Sheets, an electronic quotation service for securities traded over-the-counter, effective with the open of business on January 6, 2009. The Company’s shares will continue to trade under the symbol ACEL. The Company’s common stock may, in the future, also be quoted on the Over-the-Counter Bulletin Board (the “OTCBB”), an electronic quotation service maintained by the Financial Industry Regulatory Authority (or FINRA), provided that a market maker in the Company’s common stock files the appropriate application with, and such application is cleared by, FINRA. The Company anticipates disclosing further trading venue information for its common stock once such information becomes available.

The Company has the right to request that the NASDAQ Listing and Hearing Review Panel review this decision and the Company may pursue this right. If the Company pursues this right of review, the decision to delist the Company’s securities from The NASDAQ Stock Market will not be stayed while such review is pending.

About Alfacell Corporation

Alfacell Corporation is the first company to advance a biopharmaceutical product candidate that works in a manner similar to RNA interference (RNAi) through late-stage clinical trials. The product candidate, ONCONASE, is an RNase that overcomes the challenges of targeting RNA for therapeutic purposes while enabling the development of a new class of targeted therapies for cancer and other life-threatening diseases. For more information, visit www.alfacell.com.

About Pink Sheets LLC

Pink Sheets’ centralized information network is a source of competitive market maker quotations, historical prices and corporate information about OTC issues and issuers. Pink Sheets is neither an SEC-Registered Stock Exchange nor a Broker-Dealer. Investors should contact a Broker-Dealer to trade in a security quoted on the Pink Sheets. More information is available at http://www.pinksheets.com.

About the OTCBB

The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. An OTC equity security generally is any equity that is not listed or traded on a national securities exchange. OTCBB securities include national, regional, and foreign equity issues, warrants, units, ADRs, and Direct Participation Programs. More information is available at http://www.otcbb.com.

Safe Harbor

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, uncertainty whether the clinical trial results will allow the company to complete submission of a New Drug Application and if a New Drug Application submission is completed, uncertainty whether FDA will file or approve such application, uncertainties involved in transitioning from concept to product, uncertainties involving the ability of the company to finance research and development activities, potential challenges to or violations of patents, uncertainties regarding the outcome of clinical trials or differences of opinion in interpreting the results of clinical trials, the company's ability to secure necessary approvals from regulatory agencies, dependence upon third-party vendors, uncertainties involving whether and when any over-the-counter stock trading market will accept the Company’s securities for trading, and other risks discussed in the company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the company undertakes no obligation to update these statements for revisions or changes after the date of this release.

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